Exhibit 10.20

Summary of Named Executive Officers’ 2005 Bonuses and 2006 Annual Base Salaries

Name	Title	2005 Bonus	2006 Annual Base Salary

Michael J. Sonnenfeld	Director, President and Chief Executive Officer	$200,000	$427,000

Walter P. Buczynski	Executive Vice President – Secondary	$207,190	$330,800

John C. Kendall	Senior Vice President – Investment Portfolio	$173,840	$275,700

John C. Camp, IV	Senior Vice President – Chief Information Officer	$124,162	$220,500

Cynthia L. Harkness	Senior Vice President – General Counsel and Secretary	$160,089	$218,400